Exhibit 10.1

March 1, 2017

Blackbridge Capital Growth Fund, LLC
450 7th Avenue, Suite 609
New York, NY 10123

Re:       Termination of Securities Purchase Agreement between Blackbridge Growth Fund, Inc., and ABCO Energy, Inc. dated as of November 2, 2016 ("SPA")

Gentlemen:
This will confirm our recent discussion wherein we mutually agreed that:
1.     the SPA shall be deemed null and void and will be deemed terminated as of March 1, 2017 (the "Termination") because the continued processing of a Registration Statement on Form S-1 ("S-1"), contemplated by SPA would not be occur because of technical issues raised by the SEC. The S-1 was withdrawn at the request of the SEC, effective February 28, 2017; and
2.     The $150,000 Convertible Promissory Note issued under the SPA as the Commitment Fee ["Fee Note"] remains in full force and effect notwithstanding the Termination because the Fee Note, per the terms thereof , was deemed fully earned as of November 2, 2016, the date of issuance, regardless of whether any drawdowns were ever made under the SPA, or otherwise.

Please confirm your agreement with the all of the foregoing by executing and returning a copy of this Memorandum to the undersigned.

Very truly yours,

ABCO ENERGY, INC.

By:

Charles O'Dowd, CEO

DGE CAPITAL GROWTH FUND, LLC

BLACKBRI

BY: ________________________

Alexander Dillon, Managing Director

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